Exhibit 10.6

                                  WABAN INC.

                            GROWTH INCENTIVE PLAN
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                       Effective as of January 30, 1994
                     (as amended through March 30, 1994)

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                                   WABAN INC.

                            GROWTH INCENTIVE PLAN
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                              TABLE OF CONTENTS
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 ARTICLE                                                   PAGE
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ARTICLE 1. DEFINITIONS                                      1
ARTICLE 2. BENEFITS UNDER THIS PLAN                         1
ARTICLE 3. DESIGNATION OF BENEFICIARY                       3
ARTICLE 4. PLAN ADMINISTRATION AND INDEMNIFICATION          3
ARTICLE 5. EFFECT ON EMPLOYMENT RIGHTS                      3
ARTICLE 6. CHANGE OF CONTROL                                3
ARTICLE 7. AMENDMENT OR TERMINATION OF PLAN                 4
ARTICLE 8. NON-ASSIGNMENT                                   4
ARTICLE 9. CONSTRUCTION                                     4
ARTICLE 10. RELEVANT LAW                                    4


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                                   WABAN INC.

                            GROWTH INCENTIVE PLAN
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   Waban Inc. hereby establishes the Waban Inc. Growth Incentive Plan (the
"Plan"), effective as of January 30, 1994.

                             W I T N E S S E T H:

   WHEREAS, the Participants are in high-level management positions in Waban Inc. or its subsidiaries and are key to the long-term success of the Company;

   WHEREAS, the Company desires to provide an incentive to focus the Participants' attention and efforts on long-term growth and profitability;

   NOW THEREFORE, the Company hereby adopts the Plan, as hereinafter set forth, effective as of January 30, 1994.

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   ARTICLE 1. DEFINITIONS. The following terms as used in this Plan shall have the following meanings:

   1.1 "Award Period" shall mean a period of a certain number of consecutive fiscal years, as determined by the Committee in its discretion. Award Periods may overlap and employees may participate simultaneously with respect to more than one Award Period.

   1.2 "Committee" shall mean the Executive Compensation Committee of the Board of Directors of Waban Inc.

   1.3 "Company" shall mean Waban Inc. and its subsidiaries.

   1.4 "Effective Date" shall mean January 30, 1994.

   1.5 "Incentive Unit" shall mean an incentive unit granted to each Participant, the value of which equals a certain percentage of the growth in the Incentive Measurement achieved over the Award Period, as determined by the Committee.

   1.6 "Incentive Measurement" shall mean any one or combination of the following objective measures of performance or growth, as the Committee shall determine: operating income, pre-tax income, net income, costs, any of the preceding measures as a percent of sales, earnings per share, sales, return on equity, and return on investment.

   1.7 "Participant" shall mean an employee in a high-level management position in the Company who is selected by the Committee, in its discretion, to be a Participant in the Plan.

   1.8 "Plan" shall mean the Waban Inc. Growth Incentive Plan, as herein set forth, including any and all amendments hereto and restatements hereof.

   ARTICLE 2. BENEFITS UNDER THIS PLAN.

   2.1 Granting of Awards.

   (a) The Grant. On or before the commencement of each Award Period, the Committee shall determine (i) which employees shall be Participants in the Plan, (ii) the amount of Incentive Units to be granted to each Participant, and (iii) the method or formula for determining the value of each Incentive Unit, based on the Incentive Measurement.

   (b) Payment Dates. On or before the commencement of each Award Period, the Committee shall determine (i) the date or dates on or about which payment in respect of Incentive Units shall be made, and (ii) the amount of each Participant's Incentive Units which may be redeemed on such payment dates. One such payment date shall occur at some time within three (3) months after the end of the Award Period and other date(s) may occur one (1) or more years after such date (the "Deferred Payment Date").

   2.2 Value of Incentive Units. On or before the commencement of each Award Period, the Committee shall determine (i) the factor(s) comprising the Incentive Measurement, and (ii) the Incentive Measurement's base value, i.e., the value against which growth shall be measured. Notwithstanding the prior sentence, the Incentive Measurement's base value may be appropriately adjusted by the Committee, pursuant to Section 2.5(i) hereof, after the certification of the Company's financial statements by the Company's independent public accountant for the


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fiscal year immediately preceding the commencement of the Award Period. In the Committee's discretion, Incentive Measurements may vary with respect to Incentive Unit grants made to individual Participants or groups of Participants.

   2.3 Award Opportunity. Upon the completion of each Award Period and the certification of the Company's financial statements by the Company's independent public accountant for the last fiscal year in said Award Period, the Committee shall cause to be re-valued the Incentive Measurement in order to determine the growth over the Incentive Measurement's base value and, thus, the value of each Incentive Unit.

   Notwithstanding anything to the contrary herein contained or implied, the Committee may make appropriate adjustments to the value of the Incentive Measurement to avoid undue windfalls or hardships due to external conditions outside the control of management, nonrecurring or abnormal items, changes in accounting practices, or such other matters as the Committee, in its discretion, shall determine; however, the Committee shall make no adjustments to the performance criteria whose effect is to increase the growth incentive payment to the Chief Executive Officer or to other executive officers as of the end of the year who are named in the proxy statement, except as provided in Section 2.5 hereof.

   2.4 Payment of Awards.

   (a) Employees on Last Day of Award Period or Deferred Payment Date. Participants employed by the Company on the last day of the Award Period shall be entitled to receive payment (to the extent not deferred) as soon as practicable thereafter; Participants employed on the Deferred Payment Date shall be entitled to receive payment of deferred amounts, if applicable, as soon as practicable thereafter. Notwithstanding anything to the contrary herein contained or implied, in no event shall a Participant's incentive payment for an Award Period exceed 300% of such Participant's annualized base salary at the beginning of the Award Period.

   (b) Termination of Employment in the Event of Death, Disability or Retirement. If the termination of employment occurs before the end of the Award Period due to: (i) death, (ii) disability (as defined under the Company's long-term disability plan), or (iii) retirement on or after the attainment of age fifty-five (55), the Participant shall be entitled to pro rated payment in respect of Incentive Units, determined as of the end of the fiscal year in which occurs the Participant's death, disability or retirement. Payment shall be made as soon as practicable following the end of the fiscal year in which death, disability or retirement has occurred. In the event of termination of employment due to death, disability or retirement after the end of the Award Period and prior to a Deferred Payment Date, payment with respect to any outstanding deferred payment amount shall be made as soon as practicable after such termination.

   (c) Termination of Employment for any Reason Other than Death, Disability or Retirement. In the event of the Participant's termination of employment for any reason other than death, disability or retirement prior to the end of the Award Period, the Participant shall have no rights under the Plan and shall not be entitled to receive payment with respect to any Incentive Unit. In the event of the Participant's termination of employment for any reason other than death, disability or retirement prior to a Deferred Payment Date, the Participant shall not be entitled to receive payment with respect to any outstanding deferred payment amount. In the event of termination of employment for cause, as determined by the Committee in its discretion, no payment shall be made with respect to any Incentive Unit.

   2.5 Restrictions on Adjustments to Performance Criteria. The Committee shall make no adjustments to the performance criteria whose effect is to increase the growth incentive payment to the Chief Executive Officer or to other executive officers as of the end of the year who are named in the proxy statement, except for the following:

   (a) Events classified as extraordinary items or discontinued operations or presented as special nonrecurring charges (or income) in accordance with generally accepted accounting principles.

   (b) Disposal of a business segment or a group of two or more warehouse stores, a major administrative unit, or major assets, if quantified and disclosed in Management's Discussion and Analysis of Financial Condition and Results or Operations of the Company's Annual Report on Form 10-K.

   (c) Conversion of convertible bonds or convertible preferred stock into common stock; a repurchase by the Company of a large number of outstanding shares of stock, if it has material impact on the performance that is being measured; or an increase in the number of common shares for earnings per share calculation purposes due to a new equity or convertible debenture offering, but not by stock options, restricted stock or other stock-based awards under the Company's 1989 Stock Incentive Plan.

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   (d) Balance sheet recapitalization or restructuring that materially alters the allocation between debt and equity for a division.

   (e) Changes in accounting practice to comply with new legislation or with rules promulgated by the S.E.C. or the F.A.S.B. and changes in tax laws that affect tax rates, credits, or the definition of taxable income, if material.

   (f) Unusual and material losses beyond the Company's control, such as acts of God (e.g., earthquake or widespread hurricane damage).

   (g) Reserves for future period events which will not occur until after the performance measurement period.

   (h) Adjustments attributable to prior periods in the case of a newly acquired business.

   (i) Adjustments of the Incentive Measurement's base value made immediately after completion of the audit of the fiscal year immediately preceding the performance period, made solely to "true-up" amounts that were based on estimated results for said preceding year.

   (j) Gains and losses from sales of a minority interest in a subsidiary.

   (k) Net incremental expense incurred by a division as a result of opening new warehouse stores in excess of the number incorporated in the performance criteria. The amount of the adjustment shall be equal to the average operating loss incurred by new warehouse stores opened by the same division in the same fiscal year.

   In no event, however, shall the Committee make any adjustment which would cause incentive awards not to qualify as performance-based compensation under
Section 162(m) of the Internal Revenue Code.

   ARTICLE 3. DESIGNATION OF BENEFICIARY. Each Participant shall have the right to file with the Committee a written designation of one or more persons as beneficiary(ies) who shall be entitled to receive the amount, if any, payable under the Plan upon the Participant's death. A Participant may modify the beneficiary designation by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling, provided, however, that no designation or modification thereof shall be effective unless received by the Committee prior to the Participant's death.

   If no such beneficiary designation is in effect at the time of a Participant's death, or if no designated beneficiary survives the Participant, the amount payable under the Plan upon the Participant's death shall be made to the Participant's surviving spouse; if there is no surviving spouse, payment shall be made to the Participant's estate.

   ARTICLE 4. PLAN ADMINISTRATION AND INDEMNIFICATION.

   4.1 Plan Administration. This Plan shall be administered by the Committee. The Committee shall have full authority to interpret the Plan; to establish, amend, and rescind rules for carrying out the Plan; to interpret the terms and provisions of the Plan; and to make all other determinations necessary or advisable for its administration. The Committee's determination shall be final and binding on all parties.

   4.2 Indemnification. The Company shall indemnify and save harmless each member of the Committee against all expenses and liabilities arising out of membership on such Committee, excepting only expenses and liabilities arising from such member's own gross negligence or willful misconduct, as determined by the Board of Directors or outside counsel designated by the Board of Directors.

   ARTICLE 5. EFFECT ON EMPLOYMENT RIGHTS. This Plan shall not constitute an employment contract and nothing contained in this Plan shall confer upon the Participant the right to be retained in the service of the Company nor limit the right of the Company to discharge or otherwise deal with the Participant without regard to the existence of this Plan.

   ARTICLE 6. CHANGE OF CONTROL. In the event of the merger, sale, consolidation, dissolution, liquidation, or Change of Control of the Company (as defined in the Change of Control Severance Benefit Plan for Key Employees), the Committee shall thereupon cause to be re-valued the Incentive Measurement, in the manner described herein, and shall provide that Incentive Units be redeemed as soon as practicable thereafter in lieu of payments that would otherwise be made under Article 2 hereof, regardless of when the end of the Award Period or Deferred Payment Date is scheduled to occur. Such re-valuation of the Incentive Measurement shall be determined based on (i) the Company's actual performance or growth with respect to those fiscal years within the Award Period which have ended prior to the merger, sale, consolidation, dissolution, liquidation, or Change of Control, plus (ii) for the fiscal year in which occurs the merger, sale, consolidation, dissolution, liquidation, or Change of Control, the Company's projected performance or growth as provided in the fiscal year's financial plan

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(as presented to the Company's Board of Directors at the beginning of the fiscal year) pro rated based on the number of days in said fiscal year preceding the merger, sale, consolidation, dissolution, liquidation, or Change of Control.

   ARTICLE 7. AMENDMENT OR TERMINATION OF PLAN. The Plan may be amended, suspended or terminated in whole or in part at any time and from time to time by the Committee. No such amendment, suspension or termination shall retroactively impair or otherwise adversely affect the rights of any Participant to benefits under this Plan if the end of the Award Period has occurred prior to the date of such amendment, suspension or termination.

   ARTICLE 8. NONASSIGNMENT. The right to benefits hereunder shall not be assignable, and the Participant shall not be entitled to have such payments commuted or made otherwise than in accordance with the provisions of the Plan.

   ARTICLE 9. CONSTRUCTION.

   9.1 Heading and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

   9.2 Singular Includes Plural. Except where otherwise clearly indicated by context, the singular shall include the plural, and vice-versa.

   ARTICLE 10. RELEVANT LAW. This Plan shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts to the extent such laws are not preempted by federal law.

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